UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

placeCityWashington, StateD.C. PostalCode20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 25, 2009

BLACKBIRD PETROLEUM CORPORATION

 (Name of Small Business issuer in its charter)

                 placeStateNevada                                          000–53335

    20-5965988

     (State or other jurisdiction of            (Commission File No.)

(IRS Employer

      Incorporation or organization)

 Identification No.)

addressStreet1630 York Avenue

Main Floor

placeCityNew York, StateNew York PostalCode10028

(Address of principal executive offices)

Registrant’s telephone number (212) 315-9705

Ark Development, Inc.

4225 New addressStreetForrest Drive

placeCityPlano, StateTexas PostalCode75093

 (Former name or former address, if changed since last report)

-------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

? Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

? Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

? Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

? Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01

Entry into a Material Definitive Agreement

On February 25, 2009, Blackbird Petroleum Corporation (the “Company”) entered into a Letter of Intent (“LOI”) with Black Goose Holdings, Inc. (“Black Goose”) of placeCityCalgary, StateAlberta, country-regionCanada.  The LOI addresses terms and conditions for the purchase of the business assets of Black Goose including, among other things:

•

Approximately thirty-two thousand acres of oil and gas exploration leases in northern British Columbia and Alberta, complete with seismic exploration and projected drill locations for over twenty prospective wells;

•

The entire Black Goose seismic data base; and

•

Black Goose intellectual property and/or contractual relationships and all Black Goose modeling, including related flow-through drilling and/or acquisition opportunities.

In return, the Company will pay 20% of net income resulting from activities relating to the assets acquired from Black Goose as well as a payment of CDN$520,000 (approximately US$400,000) to deliver all of the assets free and clear of all liens, security interests and encumbrances and a current audit.

Item 9.01

Financial Statements and Exhibits

 (d)

Exhibits

Exhibit Number	Description
99.1	Copy Of Letter of Intent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blackbird Petroleum Corporation

Date: March 2, 2009

__/s/ Antonio Treminio____________

        Antonio Treminio, Chief Executive Officer

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